EXHIBIT I

DEALER MANAGER AGREEMENT

April 10, 2003

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013
Attention: Liability Management Department

Ladies and Gentlemen:

     1.     Offer. República Oriental del Uruguay (the “Republic”), acting through Banco Central del Uruguay (“Banco Central”) as its financial agent, plans to offer to exchange outstanding U.S. Dollar-denominated 7.875% Bonds due 2003, Euro-denominated 7.00% Notes due 2005, U.S. dollar-denominated New Money Notes due 2006, U.S. dollar-denominated 8.375% Bonds due 2006, U.S. dollar-denominated Debt Conversion Notes due 2007, GBP sterling-denominated Debt Conversion Notes due 2007, U.S. dollar-denominated Convertible Floating Rate Notes due 2007, Chilean peso-denominated 7.00% (UF) Notes due 2007, U.S. Dollar-denominated 7.00% Bonds due 2008, U.S. dollar-denominated 7.875% Bonds due 2009, U.S. Dollar-denominated 7.25% Bonds due 2009, U.S. Dollar-denominated 8.75% Bonds due 2010, Chilean peso-denominated 6.375% (UF) Notes due 2011, Euro-denominated 7.00% Notes due 2011, U.S. dollar-denominated 7.625% Bonds due 2012, U.S. dollar-denominated Collateralized Fixed Rate Notes Series A due 2021, U.S. dollar-denominated Collateralized Fixed Rate Notes Series B due 2021 and U.S. dollar-denominated 7.875% Bonds due 2027 (hereinafter collectively referred to as the “Eligible Bonds”) for a Maturity Extension Alternative or a Benchmark Bond Alternative, involving the issuance of one or more Maturity Extension Bonds and/or Benchmark Bonds (as defined on the Prospectus Supplement and hereinafter collectively referred to as the “New Bonds”) (the “Offer”), on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined below in Section 8(a)) and the related letter of transmittal (the “Letter of Transmittal” which, together with the Base Prospectus (as defined in Section 8(a) below) and the Prospectus Supplement, constitute the “Offer Materials”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Prospectus Supplement.

     2.     Appointment as Dealer Manager. The Republic hereby appoints you as exclusive Dealer Manager in connection with the Offer, and authorizes you to act as such on its behalf, in accordance with this Agreement and the Offer, including pursuant to your obligations as Dealer Manager as set forth in this Section 2. Subject to the terms of this Agreement and the Offer Materials, you agree to (a) use your best efforts to solicit tenders of Eligible Bonds pursuant to the Offer (the “Tenders”), (b) communicate with brokers, dealers, commercial banks and trust companies with respect to the Offer and (c) perform the duties assigned to you in the Offer

Materials including soliciting consents from holders of the Eligible Bonds to certain amendments (the “Exit Amendments”) to the instruments pursuant to which the Eligible Bonds were issued. The Exit Amendments shall be effected by amendment instruments (the “Amendment Instruments”) to be entered into between the Republic and the fiscal agent or trustee for each Eligible Bond.

     3.     No Liability for Acts of Dealers, Commercial Banks and Trust Companies. You shall have no liability (in tort, contract or otherwise) to the Republic or any other person asserting claims on behalf of or in right of the Republic for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than yourselves) or any commercial bank or trust company that solicits Tenders, and you shall have no liability (in tort, contract or otherwise) to the Republic or any other person asserting claims on behalf of or in right of the Republic for any losses, claims, damages or liabilities arising in connection with the solicitation of Tenders pursuant to the Offer, except for any such losses, claims, damages or liabilities incurred by the Republic or any other person asserting claims on behalf of or in right of the Republic that are attributable to your bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining Tenders, you, as Dealer Manager, shall act as an independent contractor, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of the Republic, and you, as Dealer Manager, are not to be deemed an agent of the Republic, any Dealer, commercial bank or trust company or any other person.

     4.     The Offer Materials. (a) The Republic authorizes you to use, and agrees to furnish you (in New York City) with as many copies as you may reasonably request of, the Offer Materials, any cover letter accompanying the Offer Materials, the related letters from the Republic to brokers, dealers, commercial banks, trust companies and other nominees and its enclosures, newspaper advertisements and press releases relating to the Offer, for use by you in connection with the Offer. The Republic shall cause to be mailed (or distributed through any other means as mutually agreed with the Dealer Manager) to each registered holder of any Eligible Bonds, as soon as practicable, copies of the appropriate Offer Materials. Thereafter, to the extent practicable until the Expiration Date (as defined in the Offer Materials), the Republic shall use its best efforts to cause copies of such materials to be mailed (or distributed through any other means as mutually agreed with the Dealer Manager) to each person who becomes a holder of record of any Eligible Bond.

     (b)  The Republic shall not amend or supplement the Offer Materials, or prepare or approve any other offering materials for use in connection with the Offer, without your consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external offering materials for use in connection with the Offer, without the Republic’s consent, which consent shall not be unreasonably withheld.

     (c)  The Republic will advise you promptly of (i) the occurrence of any event which could cause the Republic to withdraw or terminate the Offer or would permit the Republic to exercise the right not to exchange the Eligible Bonds tendered pursuant to the Offer or not to issue New Bonds, (ii) any requirement to amend or supplement any Offer Materials, (iii) the issuance of any communication, comment or order by the United States Securities and Exchange (the “Commission”) (and, if in writing, will furnish a copy thereof) and (iv) any other information relating to the Offer which you may from time to time reasonably request in the performance of your duties hereunder.

     (d)  The Republic agrees (i) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Offer Materials or any amendment or supplement thereto, of the suspension of the qualification of the New Bonds for offering or sale in any jurisdiction in the United States or any jurisdiction identified in Schedule I to this Agreement of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing of the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Offer Materials or any amendment or supplement thereto or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order and (ii) promptly from time to time prior to the Expiration Date, and, if required in your reasonable judgment, after the Expiration Date, to take such action as you may reasonably request to qualify the Offer and the New Bonds for offering and sale under the securities laws of such jurisdictions in the United States of America as you may reasonably request and to comply with such laws so as to permit the continuance of the Offer and sales and dealings in the New Bonds in such jurisdictions for as long as may be necessary to complete the Offer and the distribution of the New Bonds, provided that in connection therewith the Republic shall not be required to file a general consent to service of process in any jurisdiction; and (iii) with respect to the jurisdictions identified in Schedule I to this Agreement, each of the Republic and you shall take actions reasonably available to it or you, respectively, to permit the continuance of the Offer and the distribution of the New Bonds on the terms and conditions contemplated by such document, provided that if either the Republic or you believe that the cost or burden of any such actions makes them unreasonable, you and we shall consult with a view to restructuring the conduct of the Offer and the distribution of the New Bonds in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Offer and the distribution of the New Bonds in such jurisdiction.

     (e)  The Republic agrees, if the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the New Bonds and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to each Dealer Manager and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus in connection with sales of any of the New Bonds at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Dealer Manager, to prepare and deliver to such Dealer Manager as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

     5.     Compensation. The Republic shall pay to the Dealer Manager a fee equal to 0.40% of the aggregate principal amount of Eligible Bonds that are exchanged and 0.40% of the aggregate principal amount of the Japanese Yen-denominated 2.2% Bonds due 2006 (the “Samurai Bonds”) whose holders consent to the Samurai Bond Amendment (as defined in the Prospectus Supplement). In addition, the Republic shall pay to the Dealer Manager a success fee equal to 0.05% of the aggregate principal amount of U.S. dollar-denominated Eligible Bonds exchanged if the aggregate principal amount of such Eligible Bonds exceeds 85% of the aggregate principal amount of U.S. dollar-denominated Eligible Bonds outstanding and a success fee equal to 0.05% of the aggregate principal amount of Eligible Bonds denominated in a currency other than the United States dollar exchanged (including, for the this purpose the Samurai Bonds that will have been amended) if the aggregate principal amount of such Eligible Bonds exchanged (including, for the this purpose the Samurai Bonds that will have been amended) exceeds 85% of the aggregate principal amount outstanding of the Eligible Bonds denominated in a currency other than the United States dollar (including, for the this purpose the Samurai Bonds that will have been amended).

     With respect to the Domestic Offer (as defined in the Prospectus Supplement), the Republic shall pay to the Dealer Manager a fee equal to 0.35% of the aggregate principal amount of the Domestic Bonds (as defined in the Prospectus Supplement) that are exchanged. In addition, the Republic shall pay to the Dealer Manager a success fee equal to the percentage specified below applied to the aggregate principal amount of the Domestic Bonds exchanged that were submitted by the Dealer Manager into the Domestic Offer:

Maturity of Domestic Bond	Additional Fee

2003	0.25%
2004	0.15%
2005	0.10%
2006 and thereafter	0.05%

     6.     Expenses. The Republic shall pay the Dealer Manager all of the expenses related to the Offer and the solicitation of consent to the Samurai Bond Amendments except that the Dealer Manager shall assume up to U.S. $250,000 of the fees and expenses of its international counsel. Without prejudice to the foregoing, the Dealer Manager will inform the Republic when and if the legal costs for the Offer exceed $200,000. In the event that the Offer is not consummated, the Republic shall reimburse the Dealer Manager for all reasonable and documented fees and expenses related to the Offer, including the fees and expenses of local and international counsel to the Dealer Manager.

     Expenses incurred in connection with the Offer, other than those incurred in Uruguay, shall be payable by the Republic to the Dealer Manager in U.S. dollars in same day funds through a money transfer to an account to be designated in writing by the Dealer Manager. All expenses other than those incurred in Uruguay payable hereunder are net of all applicable withholding and similar taxes.

     The Republic shall separately pay a processing fee to banks and financial institutions, including the Dealer Manager or its affiliates, as the case may be, for processing tenders of

Eligible Bonds in principal amounts of U.S. $1 million or less. The amount of this processing fee will equal the percentage specified below applied to the original principal amount of these Eligible Bonds (multiplied, where applicable, by the NMN Amortization Factor (as defined in the Prospectus Supplement) or the DCN Amortization Factor (as defined in the Prospectus Supplement)) that are validly tendered and will be payable in the currency of the related Eligible Bonds. Such designation must be made at the time the letter of transmittal is delivered.

Maturity of Eligible Bond	Processing Fee Percentage

2003	0.25%
2004	0.20%
2005	0.15%
After 2005	0.10%

     With respect to the Domestic Offer, the Republic shall pay all expenses incurred in connection with the Domestic Offer (as defined in the Prospectus Supplement) except that the Dealer Manager shall assume the obligation to pay the fees and expenses of its legal counsel for the Domestic Offer, provided that, the Republic shall reimburse the Dealer Manager for all reasonable and documented expenses of its local and international counsels in an amount not to exceed $200,000 in addition to any other expenses incurred by the Dealer Manager in connection with the Domestic Offer in the event that the Domestic Offer is not consummated.

     7.     Exchange Agents; Securityholder Lists. (a) The Republic will appoint Citibank, N.A. to serve as exchange agent and Dexia Banque Internationale à Luxembourg to serve as Luxembourg exchange agent (hereinafter collectively referred to as the “Exchange Agents”) in connection with the Offer and will enter into exchange agency agreements with the Exchange Agents (the “Exchange Agency Agreements”). You are authorized to communicate directly with the Exchange Agents (and any other information agent, exchange agent or depositary designated or retained by the Republic) with respect to matters relating to the Offer.

     (a)  The Republic agrees to furnish to you, to the extent the same is available to the Republic, cards or lists or copies thereof showing the names and addresses of, and principal amounts of Eligible Bonds held by, the registered holders of such Eligible Bonds as of a recent date, and shall include a provision in its agreement with the Exchange Agents to inform you orally and in writing of any Letter of Transmittal received pursuant to the Offer and such other information as you may require in connection with your services hereunder. You agree to use such information only in connection with the Offer and not to furnish such information to any other person except in connection with the Offer.

     8.     Representations, Warranties and Covenants of the Republic. The Republic represents, warrants and covenants to you that:

     (a)  The Republic meets the requirements for use of Schedule B under the Securities Act, is a “seasoned” foreign government within the meaning of Commission Release No. 333-6424 and has filed with the Securities and Exchange Commission a registration statement on Schedule B (File No. 333-103739) relating to debt securities and/or warrant to purchase debt securities, including the New Bonds); such registration statement and any post-effective amendment thereto filed prior to the date hereof, in each case excluding exhibits to such registration statements, each in the form heretofore delivered to you or your counsel, as amended or supplemented, have been declared effective by the Commission in such form (such registration statement, as amended or supplemented, including all exhibits thereto in the form heretofore delivered to you or your counsel are herein collectively referred to as the “Registration Statement”); no other document with respect to such Registration Statement has heretofore been filed with the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the base prospectus relating to the New Bonds, contained in the Registration Statement, in the form in which it has most recently been filed with the Commission or prior to the date of this Agreement is herein called the Base Prospectus; the prospectus supplement dated April 10, 2003 relating to the Offer in the form first furnished to the Dealer Manager for use in connection with the Offer is herein called the “Prospectus Supplement”. Such Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”. Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to the Base Prospectus, the Prospectus Supplement or Prospectus, as amended or supplemented in relation to the Offer. Any reference to Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein. Any reference herein to the Registration Statement as of a date after the original date of effectiveness of the Registration shall be deemed to include its post-effective amendments, if any.

     (b)  At the date the Offer is commenced (the “Commencement Date”) and at the Expiration Date and the Settlement Date, the Registration Statement and the Prospectus, as amended or supplemented, will comply with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and as of the Expiration Date and the Settlement Date, as amended and supplemented, will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented with respect to the Offer as of the date hereof and as of the Expiration Date and the Settlement Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Registration Statement or Prospectus, as amended or supplemented with respect to the Offer, it being understood and agreed that the only information furnished by you as Dealer Manager consists of information set forth in the sixth paragraph under the caption “Plan of Distribution” of the Prospectus Supplement.

     (c)  The Offer Materials complies and (as amended or supplemented, if amended or supplemented) will comply with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions set forth in Schedule I in which you are authorized to make offers pursuant to this Agreement, and the Offer Materials (as amended or supplemented, if amended or supplemented), including any information incorporated by reference therein, does not contain nor will it contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d)  The Republic, as the case may be, has full power and authority to execute and deliver each of this Agreement, the Indenture (as defined below) and the Amendment Instruments (collectively, the “Agreements”) and the New Bonds and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the New Bonds and to perform the terms thereof and to authorize Banco Central to act as financial agent of the Republic as described in paragraph (e) below.

     (e)  The Republic has duly authorized Banco Central to execute and deliver each of the Indenture and the Amendment Instruments and all other documents and instruments to be executed and delivered by Banco Central in its capacity as financial agent of the Republic, hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed.

     (f)  The execution and delivery of this Agreement and all other documents to be executed and delivered by the Republic hereunder have been duly authorized and have been or will be duly executed and delivered by the Republic, and this Agreement constitutes the valid and binding agreement of the Republic enforceable against the Republic in accordance with its terms, subject, as to Section 10 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction.

     (g)  The New Bonds have been duly authorized, and, when issued, authenticated and delivered pursuant to the Offer and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Republic entitled to the benefits provided by the Indenture (the “Indenture”), to be entered into by and between the Republic and The Bank of New York, as Trustee (the “Trustee”), under which they are to be issued; prior to the date on which the New Bonds are issued (the “Settlement Date”), the Indenture will have been duly authorized, executed and delivered and will constitute valid and legally binding instruments, enforceable in accordance with their terms; and the Indenture (to the extent the provisions thereof are applicable to the New Bonds) and the New Bonds will conform to the descriptions thereof contained in the Prospectus Supplement, as amended or supplemented with respect to the Offer; and the statements made under the captions “Description of the Securities” and “Description of the New Bonds” in the Base Prospectus and the Prospectus Supplement respectively, insofar as they purport to summarize the terms of the New Bonds, constitute accurate, complete and fair summaries of such terms. The Amendment Instruments will be duly and validly authorized by the Republic and may be validly entered into upon the consent of holders of a majority in aggregate principal amount of the each Eligible Bond outstanding (the “Requisite Consent”). Upon the receipt of the Requisite Consents, the Republic will execute and deliver the Amendment Instruments. Upon such execution and delivery thereof, and on the Settlement Date, the Amendment Instruments will have been duly and validly authorized, executed, and delivered by the Republic and will be a legal, valid and binding obligation of the Republic, enforceable in accordance with its terms. The Exit Amendments set forth in the Amendment Instruments when executed and delivered will conform in all material respects to the description thereof in the Prospectus Supplement.

     (h)  No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or in the jurisdictions listed on Schedule I hereto (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements by the Republic and Banco Central, or for the issue, sale, delivery and performance of the New Bonds as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic and Banco Central with the terms of the Agreements, or for the validity or enforceability of the Agreements and the New Bonds against the Republic, except Decree No. [     ] dated [     ], 2003 and Resolution of the Executive Power of the Republic (the “Resolution”) dated April [     ], 2003 authorizing the execution of this Agreement, which has been duly obtained and is in full force and effect on the date hereof and will be in full force and effect on the Settlement Date.

     (i)  The execution, delivery and performance of the Agreements, the issuance, sale and delivery of the New Bonds, the consummation of the other transactions contemplated hereunder and thereunder (and compliance with the terms hereof and thereof) do not and will not (i) conflict with or result in a breach of any provision of the Constitution of the Republic (the “Constitution”), any provision of any treaty, convention, statute, law, regulation decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets. As used herein, the term “National Governmental Agency” means any autonomous entity subject to Chapter I of Section XI of the Constitution and Administración Nacional de Telecomunicaciones.

     (j)  When duly issued and authenticated, the New Bonds will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic has been pledged for the due and punctual payment of amounts due in respect of the New Bonds; the New Bonds will rank pari passu, without any preference one over the other among themselves; and the payment obligations of the Republic under the New Bonds will at all times rank at least equal in priority of payment and in all other respects with all other Foreign Debt of the Republic. For purposes of this paragraph, “Foreign Debt” means obligations of, or guaranteed (whether by contract, statute or otherwise) by, the Republic or Banco Central for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the local currency of the Republic.

     (k)  Other than as set forth in the Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a material adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Offer or the Agreements, or which are otherwise materials in the context of the issue of the New Bonds.

     (l)  There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements and the New Bonds (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements and the New Bonds or of any other document to be furnished thereunder and neither is it necessary that the Agreements or the New Bonds be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

     (m)  Other than as permitted by Regulation M under the Securities Exchange Act of 1934, as amended, neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the Offer or the exchange or resale of the New Bonds; provided, however, that no representation or warranty is given by the Republic with respect to any actions of you as Dealer Manager.

     (n)  After being translated into Spanish by an official translator, the Agreements and the New Bonds, upon execution and delivery thereof will be in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under such laws.

     (o)  The Republic agrees that, during the period beginning from the date hereof and continuing to and including the completion of the distribution of the New Bonds as notified to the Republic by you (notification to be given as promptly as practicable), it will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Republic, guaranteed by the Republic or of any agency or enterprise controlled by the Republic that are substantially similar to the New Bonds, are denominated in U.S. dollars, are to be placed outside the Republic and that mature more than 1 year after the Settlement Date, without your prior written consent. The Republic will cause the Eligible Bonds (which are acquired by it pursuant to the Offer) to be cancelled in accordance with their terms.

     (p)  The execution, delivery and performance of the Agreements and the other documents referred to therein, and the exchange of the New Bonds and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Prospectus Supplement, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by the Republic contained in Section 13 hereof, Section 9.7 of the Indenture and

Paragraph 15 of the terms and conditions of the New Bonds and the indemnification and contribution provisions contained in Section 10 hereof do not conflict with Uruguayan law or public policy.

     (q)  The Republic is a member of the International Monetary Fund.

     (r)  It is not necessary under the laws of the Republic that the Dealer Manager be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of this Agreement, and the Dealer Manager will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of this Agreement.

     (s)  No event has occurred and is continuing or circumstance arisen which, had the New Bonds already been issued, would (with the giving of notice and/or the passage of time) constitute an event described under the caption “Description of the Securities—Events of Default” in the Base Prospectus and under the caption “Description of the New Bonds—Events of Default” in the Prospectus Supplement.

     (t)  Under currently existing law, all payments made in respect of the New Bonds will be free and exempt from any and all taxes, duties or other governmental charges of whatever nature of the Republic, except to the extent that such New Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such New Bonds or receiving payments thereon, all payments on the New Bonds will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Indenture; and the Dealer Manager is not subject to any taxes, duties or other charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Dealer Manager hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

     (u)  The Republic will not announce the acceptance of any Tender unless each of the conditions set forth in Section 9 below to be satisfied on the Settlement Date shall have been satisfied or waived.

     (v)  The Republic or Banco Central acting on behalf of the Republic will notify the Dealer Manager promptly if at any time prior to the Settlement Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in this Section 8 and will forthwith take such steps as the Dealer Manager may reasonably require to remedy and/or publicize the fact.

     (w)  The statements with respect to matters of Uruguayan law set forth in the Prospectus are correct in all material respects.

     (x)  The Republic has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Offer.

     (y)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic, otherwise than as set forth in or contemplated in the Prospectus. Other than as set forth in the Prospectus, the Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Offer, the Indenture or the New Bonds or which is otherwise material to the rights of the holders of the New Bonds.

     (z)  The Republic represents and warrants that each of the conditions set forth in Section 9 below will be satisfied or waived prior to the Commencement Date.

     9.     Conditions. The Dealer Manager shall be entitled to withdraw as Dealer Manager in connection with the Offer at any time if the conditions set forth in this Section 9 are not met, and the obligations of the Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

(a) All representations and warranties and other statements of the Republic contained herein are now, and at all times during the Offer and until settlement of the issuance of the New Bonds pursuant to the Offer, will be, true and correct in all material respects.

(b) The Republic at all times during the Offer shall have performed all of its respective obligations hereunder theretofore required to have been performed and the Republic shall have paid all fees and expenses payable to the Dealer Manager under Section 5 and Section 6 hereof before the Exchange Agent gives final instructions to Euroclear, Clearstream Luxembourg or DTC under Section 2(d) of the Exchange Agency Agreement.

(c) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect on the Commencement Date, the Expiration Date and the Settlement Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Commencement Date, the Expiration Date and the Settlement Date, and the Dealer Manager shall have received, on each of the Commencement Date and the Settlement Date, certificates dated, respectively, the Commencement Date and the Settlement Date and signed by a duly authorized officer of the Republic or Banco Central acting as its financial agent to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Republic, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(d) The Luxembourg Stock Exchange shall have agreed to list the New Bonds on the Settlement Date, or the Dealer Manager being satisfied that such listing will be granted shortly after the Settlement Date.

(e) The Depository Trust Company and Euroclear and Clearstream as applicable shall have accepted the New Bonds for its book-entry settlement system and approved the form of the New Bonds, on or prior to the Settlement Date.

(f) On each of the Commencement Date and the Settlement Date, Shearman & Sterling, your United States counsel, shall have furnished to you, as Dealer Manager, such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Agreements and the New Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, Shearman & Sterling may rely as to all matters of Uruguayan law upon the opinions referred to in paragraphs (g) and (h) of this Section 9.

(g) On each of the Commencement Date and the Settlement Date, Guyer & Regules, your Uruguayan counsel, shall have furnished to you, as Dealer Manager, such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Agreements and the New Bonds, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Shearman & Sterling referred to in paragraph (f) of this Section 9.

(h) On each of the Commencement Date and the Settlement Date Counsel to the Republic shall have furnished to you his written opinion, dated the respective date of delivery thereof in substantially the form of Annex I attached hereto. In rendering such opinion, such counsel may state that his opinion is limited to matters of Uruguayan law and may rely as to all matters of United States federal and New York law upon the opinion of Cleary, Gottlieb, Steen & Hamilton, referred to in paragraph (i) and paragraph (j) of this Section 9.

(i) On each of the Commencement Date and the Settlement Date Uruguayan counsel to Banco Central shall have furnished to you his written opinions, dated the respective date of delivery thereof in substantially the form of Annex II attached hereto. In rendering such opinions, such counsel may state that his opinions are limited to matters of Uruguayan law and may rely as to all matters of United States Federal and New York law upon the opinion of Cleary, Gottlieb, Steen & Hamilton, referred to in paragraph (j) of this Section 10.

(j) On each of the Commencement Date and the Settlement Date, Cleary, Gottlieb, Steen & Hamilton, United States counsel for the Republic and Banco Central, shall have furnished to you their written opinions, dated the respective date of delivery thereof in substantially the form of Annex II attached hereto. In rendering such opinions, such counsel may state that their opinions are limited to the federal laws of the United States and the laws of the State of New York and may rely as to all matters of Uruguayan law upon the opinions of Counsel to the Republic, referred to in paragraph (h) of this Section 9.

(k) On or prior to the Settlement Date, there having been delivered to you as Dealer Manager (i) certified copies of the Decree and each of the Resolutions, together with certified English translations thereof, and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and exchange of the New Bonds and the execution of the Agreements and the Resolutions and Decree, and all such approvals, authorizations, consents and orders having been obtained, shall be in full force and effect.

(l) On each of the Commencement Date and the Settlement Date, there will have been delivered to you as Dealer Manager certificates of duly authorized officials of the Republic, dated the Commencement Date and the Settlement Date, to the following effect (x) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (y) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (z) no proceeding has been initiated, or to the best of his knowledge, threatened to restrain or enjoin the Offer or the issuance or delivery of the New Bonds by the Republic pursuant to the Offer or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offer will be effected or pursuant to which the New Bonds will be issued or to question the validity of the Offer or the New Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part.

(m) On or prior to the Settlement Date, there shall have been delivered to you as Dealer Manager, in form and substance satisfactory to you, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute the Agreements, the New Bonds and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic as the case may be, and such other documents, opinions and certificates as you or your counsel may reasonably require.

(n) The Republic shall have furnished to you on the Commencement Date and the Settlement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by the Republic do not contain an untrue statement of a material fact or omit a material fact to make the statements therein not misleading; that, as of its date, the Prospectus and any further amendment or supplement thereto made by the Republic do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that all statistical information in the Registration Statement and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by you expressly for use in the Registration Statement or the Prospectus Supplement or any amendment or supplement thereto.

(o) Subsequent to the execution and delivery of this Agreement and on or prior to the Commencement Date there shall not have occurred any of the following: (i) a suspension or materials limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (ii) trading of any securities of the Republic shall have been formally suspended or limited on any international exchange; (iii) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively; (iv) any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, the Republic or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, the Republic’s or international political, financial or economic conditions, if the effect of any such event specified in clause (i), (ii), (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the Offer or the delivery of the New Bonds or the exchange of Eligible Bonds on the terms and in the manner contemplated by the Prospectus Supplement (as amended or supplemented on each of the Commencement Date and Settlement Date, respectively); or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the Republic or elsewhere which in your judgment would materially and adversely affect the international financial markets, the market for the New Bonds or the investment quality of the New Bonds.

(p) The Republic shall have furnished to you on each of the Commencement Date and the Settlement Date such further information, certificates and documents and agreements, all in a form and substance satisfactory to you as Dealer Manager as you may reasonably request.

     The Dealer Manager may waive at its sole discretion and upon terms as it deems appropriate, any of the conditions set forth above.

     10.     Indemnification. (a) The Republic agrees that it will indemnify and hold harmless the Dealer Manager and its affiliates, and individually each of its respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or in the Offer Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Dealer Manager specifically for inclusion therein, it being understood and agreed that the only information furnished by you as Dealer Manager consists of information set forth in the sixth paragraph under the caption “Plan of Distribution” of the Prospectus Supplement.

     (b)  The Dealer Manager agrees to indemnify and hold harmless the Republic and Banco Central and each of their officials, including, with respect to the Republic, its authorized representative in the United States, who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (as incurred) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or in the Offer Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in the reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Dealer Manager specifically for use in the preparation of the documents referred to in paragraph (a) above. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

     (c)  If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 10(a), any such firm shall be designated in writing by the Dealer Manager. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

     (d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Dealer Manager, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Dealer Manager, on the other hand, in such proportions so that the Dealer Manager is responsible for that portion represented by the percentage that the amount referred to in Section 5 bears to the aggregate principal amount of New Bonds issued pursuant to the Offer, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Dealer Manager shall not be required to contribute any amount in excess of the amount paid to the Dealer Manager pursuant to Section 5. For purposes of this paragraph (d), each director, officer, employee and controlling person of the Dealer Manager shall have the same rights to contribution as the Dealer Manager and each director, officer, employee and controlling person of the Republic shall have the same rights to contribution as the Republic. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

     11.     Termination and Survival of Certain Provisions. (a) This Agreement may be terminated (i) by you (A) upon a withdrawal by you as Dealer Manager under the terms hereof or (B) if the Republic determines to terminate or withdraw the Offer prior to consummation thereof or (ii) by the Republic if it determines to terminate or withdraw the Offer prior to consummation thereof.

     (b)  The indemnity and contribution agreements contained in Section 10, the expense reimbursement agreements contained in Section 6, the fee agreement contained in Section 5 (to the extent the transactions contemplated hereby have been consummated) and the representations and warranties of the Republic set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) the completion of your services hereunder.

     12.     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(a)	If to you:

Citigroup Global Markets Inc.

390 Greenwich Street, 4th Floor New York, NY 10013 Attention: Liability Management Department Facsimile No.: (212) 723-8672

(b)	If to the Republic:

Republica Oriental del Uruguay
c/o Banco Central del Uruguay
C. Correo 1467
11100 Montevideo
Republica Oriental del Uruguay
Attention: General Manager
Telex No.: 26939 or 26659 BACENUR UY
Facsimile No.: (598) 2-902-1636

     13.     Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York City, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, the New Bonds or any Offer Materials, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in New York City. Such service may be made by mailing or delivering a copy of such process to the Republic or Banco Central, acting as its financial agent, in care of the Process Agent at the address specified above for the Process Agent and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 12 hereof.

     (b)  Nothing in this Section 13 shall affect the right of the Dealer Manager to serve legal process in any other manner permitted by law or affect the right of the Dealer Manager to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

     (c)  To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the New Bonds or any Offer Materials. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the New Bonds or any Offer Materials. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this paragraph (c) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. The Republic hereby further reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws and the appointment of the Process Agent does not extend to such actions.

     (d)  The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the New Bonds or any Offer Materials, the posting of any bond or the furnishing, directly or indirectly, of any other security.

     (e)  Any action arising out of or based on this Agreement may be instituted by the Dealer Manager in any competent court in the Republic.

     14.     Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Republic will indemnify the Dealer Manager against any loss incurred by such Dealer Manager as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Dealer Manager is able to purchase U.S. dollars with the amount of judgment currency actually received by such Dealer Manager on the business day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of the Republic and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

     15.     Severability. If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Offer and the agreements contained herein are not affected in any manner adverse to any party.

     16.     Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.     Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Republic, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

     18.     Yen Bond Exchange Option. (a) The Republic agrees that the Dealer Manager or one of its affiliates may, but is not obligated to, deliver to the Republic (as principal and not as agent or intermediary) any or all of the Republic’s Samurai Bonds (the “Yen Bonds”), as such Yen Bonds shall have been amended in accordance with the Samurai Bond Amendments, in exchange for the Republic’s 7.50% Bonds due 2015 (USD) (the “2015 Bonds”) in accordance with this Section 18 (the “Yen Bond Exchange Option”).

     (b)  The Yen Bond Exchange Option may be exercised by the Dealer Manager only once, on a date (the “Exchange Date”) chosen by the Dealer Manager and falling not more than 30 days after the Settlement Date provided that, if the Yen Bond Exchange Option is exercised on a date which is 13 days after the Settlement Date, such exercise will only be made if the 2015 Bonds that are issued on the Exchange Date are fungible with the 2015 Bonds that are issued on the Settlement Date. The Dealer Manager shall give the Republic not less than three business days’ (in New York City) prior notice of the Exchange Date.

     (c)  On the third business day (in New York City) prior to the Exchange Date, the Dealer Manager shall calculate (and notify to the Republic in writing) the U.S. dollar equivalent of each Y1,000 face amount of a Yen Bond by reference to the Yen/Dollar currency exchange rates displayed on the Reuters screen “1FED” as of 10:00 A.M. (New York City time) on that day (the “Dollar Equivalent Value”).

     (d)  On the Exchange Date, each $1.00 Dollar Equivalent Value of a Yen Bond delivered to the Republic by the Dealer Manager shall be exchanged for $0.95 face amount of a 2015 Bond delivered to the Dealer Manager by the Republic. Concurrently with the delivery of 2015 Bonds on the Exchange Date, the Republic shall pay to the Dealer Manager or an affiliate, in U.S. dollars, the Dollar Equivalent Value of all unpaid interest accrued on the Yen Bonds delivered to the Republic through (but excluding) the Exchange Date.

     19.     Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

     Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

REPUBLICA ORIENTAL DEL URUGUAY

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date first set forth above:

CITIGROUP GLOBAL MARKETS INC

By:
Name:
Title:

SCHEDULE I

List of Jurisdictions
(Pursuant to Section 4(d) of the Dealer Manager Agreement)

Argentina
Belgium
Brazil
Canada
Chile
France
Germany
Hong Kong
Italy
Japan
Luxembourg
Mexico
The Netherlands
Portugal
South Korea
Spain
Switzerland
United Kingdom
Uruguay

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ANNEX I

     Capitalized terms used in this Annex I and not defined herein shall have the meanings ascribed thereto in the Dealer Manager Agreement to which this Annex I is appended.

OPINION OF URUGUAYAN COUNSEL TO THE REPUBLIC

     1.     The Republic has full power and authority to execute and deliver the Agreements and the New Bonds and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue the New Bonds and to perform the terms thereof and to exchange Eligible Bonds for New Bonds.

     2.     The exchange of Eligible Bonds for New Bonds, the issuance of the New Bonds and the execution and delivery of the Agreements and the New Bonds by the Republic and all other documents to be executed and delivered by the Republic hereunder and thereunder and the performance of its obligations hereunder and thereunder and the execution of the Indenture and the Amendment Instruments by Banco Central in its capacity as financial agent of the Republic have been duly authorized by the Republic, and the Dealer Manager Agreement constitutes, and upon due execution, authentication, issuance and delivery, the New Bonds will, and upon due execution and delivery, the Indenture and the Amendment Instruments will constitute, legal, valid and binding obligations of the Republic in accordance with their respective terms, and will conform in all material respects to the description thereof contained in the Offer Materials.

     3.     The execution, delivery and performance of the Agreements, the issuance, offer and delivery of the New Bonds and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) and the exchange of Eligible Bonds for New Bonds do not and will not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or to the best of such counsel’s knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) to the best of such counsel’s knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound or (iii) to the best of such counsel’s knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

     4.     No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements, or for the issue, exchange,

A-I-1

delivery and performance of the New Bonds as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements and the New Bonds against the Republic or for the authorization by the Republic of Banco Central to execute the Indenture and the Amendment Instruments as financial agent of the Republic, except Decree [ ], dated April [                    ], 2003 which has been duly obtained and is in full force and effect on the date hereof.

     5.     Other than as described in the Offer Materials, there are no pending or, to the best of such counsel’s knowledge after due inquiry, threatened action or proceeding (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate materially adversely affect the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Dealer Manager Agreement, and when duly executed and delivered, the Indenture and the Amendment Instruments, or which are otherwise material in the context of the issue of the New Bonds.

     6.     The execution and delivery and performance of the Agreements and the other documents referred to therein, and the issuance and exchange of the New Bonds and performance of the terms thereof by the Republic constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Prospectus Supplement, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against the Republic of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for the enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of immunity, waiver of inconvenient forum and appointment of process agent by the Republic contained in Section 13 of the Dealer Manager Agreement, the consent by the Republic to the jurisdiction of the courts specified in such Section and the provisions in the Dealer Manager Agreement that the law of the State of New York shall govern the Dealer Manager Agreement are irrevocably binding on the Republic. The waiver of immunity, waiver of inconvenient forum and appointment of process agent by the Republic contained in Section 9.7 of the Indenture and paragraph 15 of the terms and conditions of the New Bonds, the consent by the Republic to the jurisdiction of the courts specified in such Section and paragraph and the provisions in such Section and paragraph that the law of the State of New York shall govern the Indenture and the New Bonds will be

A-I-2

irrevocably binding on the Republic upon due execution and delivery of the Indenture and the New Bonds.

     7.     After being translated into Spanish by an official translator, the Dealer Manager Agreement, and when duly executed and delivered, the Indenture, the Amendment Instruments and the New Bonds will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

     8.     There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

     9.     The New Bonds, when duly executed, authenticated, issued and delivered pursuant to the Offer and the Indenture, will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to the New Bonds and the performance of the covenants therein contained; the New Bonds will rank pari passu in priority of payment and in all other respects with all other Foreign Debt (as defined in the terms and conditions of the New Bonds) of the Republic.

     10.     The Exchange Agents are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Exchange Agents, as contemplated in the Exchange Agent Agreements.

     11.     When issued, the New Bonds and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except to the extent that such New Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such New Bonds or receiving payments thereon.

     12.     The Dealer Manager is not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Dealer Manager, as contemplated in the Dealer Manager Agreement.

     13.     It is not necessary under the laws of the Republic that the Dealer Manager be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Dealer Manager will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

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     14.     All statements in the Registration Statement and Offer Materials with respect to the laws of the Republic are true and correct as of the date hereof and the information stated in the Registration Statement and Offer Materials with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

     15.     The statements under the captions “Description of the Securities” and “Taxation” in the Base Prospectus and under the captions and under the captions “Description of the New Bonds” and “Taxation” in the Prospectus Supplement insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

     16.     Based upon due inquiry of officials of the Republic involved in the preparation of the Registration Statement, the Base Prospectus and Prospectus Supplement, such counsel believes that the Registration Statement the Base Prospectus and Prospectus Supplement (except for financial information and other financial data contained or incorporated therein, as to which such counsel is not called upon to express any belief), as of its date of issuance, did not, and, as of the date hereof, does not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading.

     17.     The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement, the Base Prospectus and Prospectus Supplement.

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ANNEX II

OPINION OF COUNSEL TO BANCO CENTRAL

     Capitalized terms used in this Annex II and not defined herein shall have the meanings ascribed thereto in the Dealer Manager Agreement to which this Annex II is appended.

     1.     Banco Central is an autonomous state entity duly organized and validly existing under the laws of the Republic.

     2.     Banco Central has full power and authority under the laws of the Republic to execute and deliver in its capacity as financial agent for the Republic and on its own behalf the Indenture, the Amendment Instruments and all other documents and instruments to be executed and delivered by it thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed and observed.

     3.     The execution and delivery of the Indenture and the Amendment Instruments by Banco Central and all other documents to be executed and delivered by Banco Central thereunder and the performance of its obligations thereunder have been duly authorized by Banco Central and the Republic and will constitute legal, valid and binding obligations of the Republic enforceable against the Republic in accordance with their respective terms, and will conform in all material respects to the description thereof contained in the Offering Materials.

     4.     The execution, delivery and performance of the Indenture and the Amendment Instruments by Banco Central, the consummation of the transactions contemplated by such Indenture and the Amendment Instruments (and compliance with the terms hereof and thereof) do not and will not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree or, to the best of such counsel’s knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon Banco Central, (ii) to the best of such counsel’s knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which Banco Central is a party or by which it or its properties or assets are bound or (iii) to the best of such counsel’s knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

     5.     No consent, approval (including, but not limited to, exchange control approval), authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Indenture and the Amendment Instruments by Banco Central in its capacity as financial agent for the Republic and the compliance by Banco Central with the terms of the Indenture and the Amendment Instruments or for the validity or enforceability of the Indenture and the Amendment Instruments against the Republic, except [     ] which have been duly obtained and are in full force and effect on the date hereof.

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     6.     Other than as described in the Offer Materials, there are no pending or, to the best of such counsel’s knowledge after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting Banco Central which, if determined adversely to Banco Central, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of Banco Central or would materially adversely affect the ability of Banco Central to perform its obligations under Indenture and the Amendment Instruments, or which are otherwise material in the context of the issue of the New Bonds.

     7.     After being translated into Spanish by an official translator, the Indenture, the Amendment Instruments and the New Bonds, when duly executed and delivered, will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against Banco Central.

     8.     To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of the Indenture and the Amendment Instruments, it is not necessary that the Indenture and the Amendment Instruments or any other document or instrument be registered, recorded or filed with any court or other authority in the Republic or be notarized, or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Indenture and the Amendment Instruments (except for court fees and taxes incurred in connection with the enforcement proceedings).

     9.     The execution and delivery by Banco Central of the Indenture and the Amendment Instruments and the other documents required thereunder to be delivered by Banco Central, and the performance by Banco Central of the terms thereof, constitute private and commercial acts rather than public and governmental acts. Under the laws of the Republic, neither Banco Central nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against Banco Central of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of immunity, waiver of inconvenient forum and appointment of process agent by Banco Central contained in the Indenture and the Amendment Instruments, and the consent by Banco Central to the jurisdiction of the courts specified in the Indenture and the Amendment Instruments and the provisions in the Indenture and the Amendment Instruments that the law of the State of New York shall govern the Indenture and the Amendment Instruments are valid and binding on Banco Central.

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     10.     Based upon due inquiry of officers of Banco Central involved in the preparation of the Registration Statement and the Prospectus, such Counsel believes that all statements in the Registration Statement and the Prospectus with respect to Banco Central (except for financial information and other financial data contained or incorporated therein, as to which such counsel is not called upon to express any belief) are true and correct in all material respects and the information stated in the Registration Statement and the Prospectus with regard to Banco Central has been included on the authority of Banco Central.

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ANNEX III

OPINION OF CLEARY GOTTLIEB

April [ ], 2003

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

     We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) and Banco Central del Uruguay (“Banco Central”) in connection with the Republic’s offer to exchange (the “Offer”) the outstanding bonds listed in Annex A hereto (collectively, the “Eligible Bonds”) of the Republic and Banco Central for the bonds listed in Annex B hereto, (collectively, the “New Bonds”) and a solicitation of consents of the holders of Eligible Bonds to the Exit Amendments (as defined in the registration statement referred to below). The New Bonds are to be issued by the Republic pursuant to a registration statement (No. 333-103739) initially filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to an indenture, (the “Indenture”) among the Republic, Banco Central, as the Republic’s financial agent, and The Bank of New York, as trustee (the “Trustee”), the form of which was filed together with the Registration Statement referred to below. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act, is herein called the “Registration Statement,” and the related prospectus and prospectus supplement, [as first filed with the Commission pursuant to Rule 424(b) under the Securities Act], is herein called the “Prospectus.” This opinion letter is furnished to you pursuant to Section 9(j) of the dealer manager agreement dated as of April 10, 2003 (the “Dealer Manager Agreement”) among the Republic, and Citigroup Global Markets Inc., as Dealer Manager. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Dealer Manager Agreement.

     In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Dealer Manager Agreement;

(b)	the Registration Statement;

(c)	the Prospectus;

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(d)	the form of the Indenture filed together with the Registration Statement, including the form of the bonds;

(e)	the documents delivered to you by the Republic and Banco Central on the date hereof pursuant to the Dealer Manager Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Republic and Banco Central and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine and (ii) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic and Banco Central in the Dealer Manager Agreement).

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1.     The Dealer Manager Agreement has been duly executed and delivered by each of the Republic and Banco Central.

     2.     The Indenture when duly executed and delivered by each of the Republic and Banco Central will be a valid, binding and enforceable agreement of each of the Republic and Banco Central.

     3.     The New Bonds, when duly executed and delivered by the Republic and duly authenticated by the Trustee, will be valid and binding obligations of the Republic and entitled to the benefits of the Indenture.

     4.     The statements set forth under the heading “Description of the New Bonds” in the Prospectus, insofar as such statements purport to summarize certain provisions of the New Bonds and the Indenture, provide a fair summary of such provisions and the statements made in the Prospectus under the heading “Taxation”, insofar as such statements purport to summarize certain federal income tax consequences of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the New Bonds.

     5.     The making of the Offer, the issuance and sale of the New Bonds pursuant to the Offer, and the performance by the Republic and Banco Central of their respective obligations under the Dealer Manager Agreement, do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws).

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     6.     Assuming validity under the laws of Uruguay, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 14(a) of the Dealer Manager Agreement, Section 9.7(b) of the Indenture and in Paragraph 15(b) of the terms and conditions of the New Bonds, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court located in The City of New York, in any action in connection with the Dealer Manager Agreement, the Indenture and the New Bonds, (ii) to the fullest extent permitted by law, validly and irrevocably appointed CT Corporation System as its authorized agent but solely for the purposes and subject to the limitations described in Section 14(a) of the Dealer Manager Agreement, Section 9.7(b) of the Indenture and in Paragraph 15(b) of the terms and conditions of the Eligible Bonds and (iii) validly and irrevocably waived the defense of an inconvenient form to the maintenance of such action or proceeding and any right to jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic or Banco Central, as the case may be.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic or Banco Central, (i) we have assumed that the Republic, Banco Central and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic or Banco Central regarding matters of the federal law of the United States or the law of the State of New York), and (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to possible judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

     We express no opinion as to the enforceability of the provisions of the New Bonds providing for the indemnity by one party to another party thereto against any loss in obtaining the currency due to such other party from a court judgment in another currency.

     The enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in Section 14(b) and (c) of the Dealer Manager Agreement, Section 9.7(d) of the Indenture and in Paragraph 15(d) of the terms and conditions of the New Bonds, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic or Banco Central may become entitled after the date hereof.

     We also note that the designations in Section 14(a) of the Dealer Manager Agreement, Section 9.7(b) of the Indenture and Paragraph 15(b) of the terms and conditions of the New Bonds of the United States federal courts located in The City of New York, as the venue for actions or proceedings relating to the Dealer Manager Agreement, the Indenture or the New Bonds, respectively, are (notwithstanding the waivers in Section 14(a) of the Dealer Manager Agreement, Section 9.7(b) of the Indenture and Paragraph 15(b) of the terms and conditions of the New Bonds) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

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     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

     We are furnishing this opinion letter to you as Dealer Manager, solely for your benefit in connection with the Offer. This opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By:
Lee C. Buchheit, a Partner

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April [ ], 2003

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

     We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) and Banco Central del Uruguay (“Banco Central”) in connection with the Republic’s offer (the “Offer”) to exchange the outstanding bonds listed in Annex A hereto (collectively, the “Eligible Bonds”) of the Republic and Banco Central for bonds listed in Annex B hereto (collectively, the “New Bonds”) and a solicitation of consents of the holders of Eligible Bonds to the Exit Amendments (as defined in the registration statement referred to below). The New Bonds will be issued by the Republic pursuant to a registration statement (No. 333-103739), initially filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2003 under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to an indenture among the Republic, Banco Central, as the Republic’s financial agent, and The Bank of New York, as trustee, the form of which was filed together with the Registration Statement referred to below. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act, is herein called the “Registration Statement,” and the related prospectus and prospectus supplement, [as first filed with the Commission pursuant to Rule 424(b) under the Securities Act,] is herein called the “Prospectus.” This letter is furnished to you pursuant to Section 9(j) of the dealer manager agreement dated April 10, 2003 (the “Dealer Manager Agreement”) among the Republic and Citigroup Global Markets Inc., as Dealer Manager. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Dealer Manager Agreement.

     Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We note that certain portions of the Registration Statement and the Prospectus have been included therein on the authority of officials of the Republic and of Banco Central, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement or the Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

     However, in the course of our acting as special New York counsel to the Republic and Banco Central in connection with the preparation of the Registration Statement and the

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Prospectus, we participated in conferences and telephone conversations with officials of the Republic and Banco Central, your representatives and representatives of your New York and Uruguayan counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain documents furnished to us by the Republic and Banco Central.

     Based on our participation in such conferences and conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

     We are furnishing this letter to you as Dealer Manager solely for your benefit in connection with the Offer. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By:
Lee C. Buchheit, a Partner

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